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                                                                  EXHIBIT 10.13






                      PHOENIX INTERNATIONAL LTD., INC.

                       1995 EMPLOYEE STOCK OPTION PLAN




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                       PHOENIX INTERNATIONAL LTD., INC.
                       1995 EMPLOYEE STOCK OPTION PLAN

                              TABLE OF CONTENTS

                                                            Page

ARTICLE I - THE PLAN . . . . . . . . . . . . . . . . . . . .   1

  1.2       Purpose  . . . . . . . . . . . . . . . . . . . .   1
  1.3       Effective Date . . . . . . . . . . . . . . . . .   1

ARTICLE II -PARTICIPANTS . . . . . . . . . . . . . . . . . .   1

ARTICLE III -ADMINISTRATION. . . . . . . . . . . . . . . . .   1

  3.1        Duties and Powers of the Committee                1
  3.2        Interpretation; Rules . . . . . . . . . . . . .   2
  3.3        No Liability  . . . . . . . . . . . . . . . . .   2
  3.4        Majority Rule . . . . . . . . . . . . . . . . .   2
  3.5        Company Assistance. . . . . . . . . . . . . . .   2

ARTICLE IV - SHARES OF STOCK SUBJECT TO PLAN                   2

  4.1        Limitations . . . . . . . . . . . . . . . . . .   2
  4.2        Antidilution. . . . . . . . . . . . . . . . . .   3

ARTICLE V - OPTIONS  . . . . . . . . . . . . . . . . . . . .   4

  5.1        Types of Options Granted  . . . . . . . . . . .   4
  5.2        Option Grant and Agreement. . . . . . . . . . .   4
  5.3        Optionee Limitations. . . . . . . . . . . . . .   5
  5.4        $100,000 Limitation . . . . . . . . . . . . . .   5
  5.5        Exercise Price. . . . . . . . . . . . . . . . .   6
  5.6        Exercise Period . . . . . . . . . . . . . . . .   6
  5.7        Option Exercise . . . . . . . . . . . . . . . .   6
  5.8        Reload Options. . . . . . . . . . . . . . . . .   7
  5.9        Nontransferability of Option. . . . . . . . . .   7
  5.10       Termination of Employment or Service. . . . . .   8
  5.11       Employment Rights . . . . . . . . . . . . . . .   8
  5.12       Certain Successor Options . . . . . . . . . . .   8
  5.13       Effect of Change in Control . . . . . . . . . .   8

ARTICLE VI - RESTRICTED STOCK  . . . . . . . . . . . . . . .   8

  6.1        Awards of Restricted Stock. . . . . . . . . . .   8
  6.2        Non-Transferability . . . . . . . . . . . . . .   9


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  6.3        Lapse of Restrictions . . . . . . . . . . . . .     9
  6.4        Termination of Employment . . . . . . . . . . .     9
  6.5        Treatment of Dividend . . . . . . . . . . . . .     9
  6.6        Delivery of Shares. . . . . . . . . . . . . . .     9

ARTICLE VII - STOCK CERTIFICATES . . . . . . . . . . . . . .     9

ARTICLE VIII - TERMINATION AND AMENDMENT OF PLAN . . . . . .    10

ARTICLE IX - RELATIONSHIP TO OTHER COMPENSATION PLANS. . . .    11

ARTICLE X - MISCELLANEOUS  . . . . . . . . . . . . . . . . .    11

    10.1       Replacement or Amended Grants . . . . . . . .    11
    10.2       Forfeiture for Competition. . . . . . . . . .    11
    10.3       Plan Binding on Successors. . . . . . . . . .    11
    10.4       Singular, Plural; Gender. . . . . . . . . . .    11
    10.5       Headings, etc . . . . . . . . . . . . . . . .    11
    10.6       Interpretation. . . . . . . . . . . . . . . .    11

ARTICLE XI - DEFINITIONS . . . . . . . . . . . . . . . . . .    12

    11.2       "Board" . . . . . . . . . . . . . . . . . . .    12
    11.3       "Change in Control" . . . . . . . . . . . . .    12
    11.4       "Code"  . . . . . . . . . . . . . . . . . . .    13
    11.5       "Committee" . . . . . . . . . . . . . . . . .    14
    11.6       "Company" . . . . . . . . . . . . . . . . . .    14
    11.7       "Director". . . . . . . . . . . . . . . . . .    14
    11.8       "Disinterested Person"  . . . . . . . . . . .    14
    11.9       "Employee". . . . . . . . . . . . . . . . . .    14
    11.10      "Employer". . . . . . . . . . . . . . . . . .    14
    11.11      "Exchange Act". . . . . . . . . . . . . . . .    14
    11.12      "Exercise Price". . . . . . . . . . . . . . .    14
    11.13      "Fair Market Value" . . . . . . . . . . . . .    14
    11.14      "Grantee" . . . . . . . . . . . . . . . . . .    15
    11.15      "Incentive Stock Option". . . . . . . . . . .    15
    11.16      "Key Person". . . . . . . . . . . . . . . . .    15
    11.17      "Officer" . . . . . . . . . . . . . . . . . .    15
    11.18      "Option". . . . . . . . . . . . . . . . . . .    15
    11.19      "Optionee"  . . . . . . . . . . . . . . . . .    15
    11.20      "Parent". . . . . . . . . . . . . . . . . . .    15
    11.21      "Plan"  . . . . . . . . . . . . . . . . . . .    15
    11.22      "Purchasable" . . . . . . . . . . . . . . . .    15
    11.23      "Qualified Domestic Relations Order". . . . .    15



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    11.24      "Reload Option" . . . . . . . . . . . . . . .    16
    11.25      "Restricted Stock". . . . . . . . . . . . . .    16
    11.26      "Restriction Agreement" . . . . . . . . . . .    16
    11.27      "Section 16 Insider . . . . . . . . . . . . .    16
    11.28      "Stock"   . . . . . . . . . . . . . . . . . .    16
    11.29      "Stock Option Agreement". . . . . . . . . . .    16
    11.30      "Subsidiary". . . . . . . . . . . . . . . . .    16



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                       PHOENIX INTERNATIONAL LTD., INC.
                       1995 EMPLOYEE STOCK OPTION PLAN

                                  ARTICLE I
                                   THE PLAN


     1.1 Name. This plan shall be known as the "Phoenix International Ltd., 1995 Employee Stock Option Plan."

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees of the Company and its Subsidiaries and other Key Persons an opportunity to acquire or increase their proprietary interests in the Company.
The objective of the issuance of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

     1.3 Effective Date. The Plan shall become effective on October 21, 1995; provided, however, that the Plan shall terminate, and all Options or Awards the retofore granted or awarded shall become void and may not be exercised, on October 21, 1996, if the shareholders of the Company shall not by that date have approved the Plan's adoption.


                                 ARTICLE II
                                PARTICIPANTS


     The class of persons eligible to participate in the Plan shall consist of all employees of the Company or any Subsidiary and other Key Persons whose participation in the Plan the Committee determines to be in the best interests of the Company.


                                 ARTICLE III
                               ADMINISTRATION

    3.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting and to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the full power and authority, in its discretion, subject to the provisions of the Plan:


                 (i) to grant Options or Awards in accordance with the
            provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem;




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                 (ii) to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, any preemptive rights, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement;

                 (iii) to delegate to any Officer its powers to grant Options or
            Awards under the Plan to any person who is an employee of the Company but not an Officer or Director; and

                 (iv) to the extent not inconsistent with the provisions of the
            Plan, to give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

        3.2 Interpretation; Rules.   Subject to the express provisions of the
Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations.

        3.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

        3.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

        3.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                 ARTICLE IV
                       SHARES OF STOCK SUBJECT TO PLAN


        4.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 50,000. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, or Restricted Stock, and the amount of


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Stock subject to the Plan may be increased from time to time in accordance with Article VIII, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 50,000 (other than pursuant to antidilution adjustments) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

     In the event of the issuance of Options in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Section 422 of the Code or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

     4.2  Antidilution.

          (a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock, or in the event of any assumption and conversion to the Plan by the Company of an acquired company's outstanding option grants:

                 (i) the aggregate number and kind of shares of Stock for which
            Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

                 (ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.

          (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

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                 (i)  notwithstanding other provisions hereof, declare that all
            Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

                 (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

            (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 4.2(b), the provisions of such section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

            (d) The adjustments described in paragraphs (a) through (c) of this Section 4.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an incentive stock option under applicable statutory and regulatory provisions. The adjustments required under this Article IV shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                  ARTICLE V
                                   OPTIONS


     5.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     5.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option




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Agreement executed by the Company and the Optionee.  The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company's shareholders.

     Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby. Every Optionee or Grantee shall be given a copy of the Plan.

     5.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

          (a)  is not an employee of the Company or any of its Subsidiaries; or

          (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this Section 5.3(b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants;
(ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

     5.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Employer and any Parent or Subsidiary of the Employer such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 5.4 is exceeded, the Incentive Stock Option the granting or modification of which resulted in the exceeding of such limit shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

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     5.5   Exercise Price. The Exercise Price of the Stock subject to each
Option shall be determined by the Committee. Subject to the provisions of Section 5.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

     5.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option
Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of the Optionee, and no Option shall be exercisable prior to shareholder approval of the Plan.

     5.7 Option Exercise.

         (a)  Unless otherwise provided in the Stock Option Agreement or
Section 5.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

         (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 5.7(c).

         (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate option price); provided further, that the Board may provide in a Stock Option Agreement or may otherwise determine in its sole discretion at the time of exercise that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

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          (d)  In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     5.8  Reload Options.

          (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 5.7(c) or 5.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided that the shares surrendered by a Section 16 Insider in payment as provided above must have been held by the Optionee for at least six months prior to such surrender.

          (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section for a period of one year from the date of such exercise.

     5.9 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by an Optionee who is a
Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

        5.10 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of grant thereof.

        5.11 Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

        5.12  Certain Successor Options.   To the extent not inconsistent with
the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article V, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Section 424(a) of the Code.

        5.13 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.



                                 ARTICLE VI
                              RESTRICTED STOCK

        6.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.

     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

        6.2 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 6.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

        6.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

        6.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

        6.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

        6.6 Delivery of Shares. Except as provided otherwise in Article VII below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.


                                 ARTICLE VII
                             STOCK CERTIFICATES


     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

     (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

     (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

     (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.



                                 ARTICLE VIII
                      TERMINATION AND AMENDMENT OF PLAN


     The Board may at any time terminate the Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

     (a) increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan or materially increase the number of shares of Stock subject to the Plan, in each case except as contemplated in
Section 4.2 hereof;


     (b) change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan or materially change the class of persons that may participate in the Plan; or

     (c) otherwise materially increase the benefits accruing to participants under the Plan.

     No termination, amendment or modification of the Plan shall affect adversely a Grantee's rights under an Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

                                 ARTICLE IX
                  RELATIONSHIP TO OTHER COMPENSATION PLANS


     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its Subsidiaries.


                                  ARTICLE X
                                MISCELLANEOUS


        10.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. However no modification of an Option or Award shall adversely affect a Grantee's rights under an Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

        10.2 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

        10.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

        10.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

        10.5 Headings. etc.. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

        10.6  Interpretation.   With respect to Section 16 Insiders,
transactions under this Plan, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.

                                 ARTICLE XI
                                 DEFINITIONS


     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

     11.1  "Award" shall mean a grant of Restricted Stock.

     11.2  "Board" shall mean the Board of Directors of the Company.

     11.3 "Change in Control" shall mean the occurrence during the Term of any of the following events after the Initial Public Offering:

           (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

           (b)  The individuals who, as of the date of the Initial
                Public Offering, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (c)  Approval by stockholders of the Company of:

                    (i) A merger, consolidation or reorganization involving the Company, unless

                          (A) the stockholders of the Company, immediately
                              before such merger, consolidation or
                              reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                          (B) the individuals who were members of the
                              Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation.

                          (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction").

                  (ii) A complete liquidation or dissolution of the Company; or

                  (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

            (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.


        11.4 "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

        11.5 "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Disinterested Persons, and all authority and discretion shall be exercised by such Disinterested Persons, and references herein to the "Committee" shall mean such Disinterested Persons insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

        11.6 "Company" shall mean Phoenix International Ltd., Inc., a Florida corporation.

        11.7 "Director" shall mean a member of the Board and any person who is an advisory, honorary or emeritus director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        11.8 "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

        11.9 "Employee" shall mean an employee of the Employer.

        11.10 "Employer" shall mean the corporation that employs a Grantee.

        11.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

        11.12 "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

        11.13 "Fair Market Value" on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the 30-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company's current and future earnings.

        11.14 "Grantee" shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock.

        11.15 "Incentive Stock Option" shall mean an option to purchase any stock of the Company which complies with and is subject to the terms, limitations, and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

        11.16 "Key Person" shall mean (i) a consultant, advisor, or other person who has rendered valuable services to the Company, a Subsidiary, or a Parent, (ii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iii) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations, and other entities.

        11.17 "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        11.18 "Option" shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article V hereof.

        11.19 "Optionee" shall mean a person to whom an Option has been granted hereunder.

        11.20 "Parent" shall mean any corporation (other than the Employer) in an unbroken chain of corporations ending with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the Employer owns stock possessing 50% or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

        11.21 "Plan" shall mean the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, the terms of which are set forth herein.

        11.22 "Purchasable" shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

        11.23 "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules and regulations promulgated under the Code or such ERISA.

        11.24 "Reload Option" shall have the meaning set forth in Section 5.8 hereof.

        11.25 "Restricted Stock" shall mean Stock issued, subject to restrictions, to a Grantee pursuant to Article VI hereof.

        11.26 "Restriction Agreement " shall mean the agreement setting forth the terms of an Award and executed by a Grantee as provided in Section 6.1 hereof.

        11.27 "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

        11.28 "Stock" shall mean the Class E Common Stock, par value $2.50 per share, of the Company, as adjusted pursuant to Section 4.2 hereof.

        11.29 "Stock Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, sample forms of which are attached hereto as Exhibit A and Exhibit B (which form may be varied by the Committee in granting an Option).

        11.30 "Subsidiary" shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


 *                  *                  *                  *                  *